                        CONCURRENT COMPUTER CORPORATION
                                    EXHIBIT 11

              BASIC AND DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION

                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                            MARCH 31, 2002       MARCH 31, 2002
                                          ------------------  --------------------
                                           BASIC    DILUTED     BASIC     DILUTED
                                          --------  --------  ---------  ---------
Average outstanding shares                  61,560    61,560    60,712     60,712
Dilutive effect of options and warrants          -     3,207         -          -
                                          --------  --------  ---------  ---------
Equivalent shares                           61,560    64,767    60,712     60,712
                                          ========  ========  =========  =========

Net income (loss)                         $  2,304  $  2,304  $   (650)  $   (650)
                                          ========  ========  =========  =========
Income (loss) per share                   $   0.04  $   0.04  $  (0.01)  $  (0.01)
                                          ========  ========  =========  =========


                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                            MARCH 31, 2001       MARCH 31, 2001
                                          ------------------  --------------------
                                           BASIC    DILUTED     BASIC     DILUTED
                                          --------  --------  ---------  ---------

Average outstanding shares                  55,021    55,021    54,558     54,558
Dilutive effect of options and warrants          -     2,104         -          -
                                          --------  --------  ---------  ---------
Equivalent shares                           55,021    57,125    54,558     54,558
                                          ========  ========  =========  =========

Net income (loss)                         $    571  $    571  $ (5,381)  $ (5,381)
                                          ========  ========  =========  =========
Loss per share                            $   0.01  $   0.01  $  (0.10)  $  (0.10)
                                          ========  ========  =========  =========


                                      -22-
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